SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14c-5(d)(2))

[X]  Definitive Information Statement

                               OHIO POWER COMPANY
                           -------------------------

               (Name of Registrant As Specified in Its Charter)

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ______________________________________________________

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            ______________________________________________________

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            ______________________________________________________

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration statement
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      4)    Date Filed:___________________________________________

                              OHIO POWER COMPANY
                               1 Riverside Plaza
                             Columbus, Ohio 43215



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



TO THE SHAREHOLDERS OF
    OHIO POWER COMPANY:


      The annual meeting of the shareholders of Ohio Power Company will be held on Tuesday, May 4, 2004, at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio, for the following purposes:

      1. To elect nine directors of the Company to hold office for one year or until their successors are elected and qualified; and

      2. To transact such other business (none known as of the date of this notice) as may legally come before the meeting or any adjournment thereof.

      Only holders of record of Common Stock and certain issues of Cumulative Preferred Stock, par value $100 per share, at the close of business on March 10, 2003 are entitled to notice of and to vote at the annual meeting.

      THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.



                                                              TIMOTHY A. KING,
                                                                       Secretary


March 23, 2004

                              INFORMATION STATEMENT

      This information statement is being furnished in connection with the annual meeting of shareholders of Ohio Power Company (the "Company"), to be held on Tuesday, May 4, 2004 at 2:30 p.m. at the principal office of American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Voting at Meeting

      On March 10, 2004, the date for determining shareholders entitled to notice of and to vote at the meeting, there were 238,977 shares of Cumulative Preferred Stock, par value $100 per share (voting), and 27,952,473 shares of Common Stock outstanding.

      Each holder of Cumulative Preferred Stock, par value $100 per share (voting), and each holder of Common Stock has the right to one vote for each share standing in such holder's name on the books of the Company at the close of business on March 10, 2004 for the election of directors and on any other business which may come before the meeting. Holders of Cumulative Preferred Stock, par value $25 per share (non-voting), and Cumulative Preferred Stock, par value $100 per share (non-voting), are not entitled to notice of, or to vote at, the meeting.

      If notice in writing is given by any shareholder to the Secretary of the Company, not less than 48 hours before the time fixed for the meeting, that such shareholder desires that the voting at the meeting for directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses and to give one candidate as many votes as the number of directors to be elected, multiplied by the number of his votes, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

Principal Shareholders

      American Electric Power Company, Inc. ("AEP"), 1 Riverside Plaza, Columbus, Ohio 43215, a registered public utility holding company under the Public Utility Holding Company Act of 1935, owns all of the Company's outstanding Common Stock. The Common Stock represents approximately 99% of the combined voting power of the capital stock of the Company entitled to vote at the meeting. Management of the Company does not know of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who beneficially owns more than 5% of the outstanding shares of Cumulative Preferred Stock, par value $100 per share.

      AEP also owns, directly or indirectly, all of the common stock of the other companies which constitute the American Electric Power System (the "AEP System"). The AEP System is an integrated electric utility system and, as a result, the member companies of the AEP System, including the Company, have contractual, financial and other business relationships with the other member companies, such as participation in the AEP System savings and retirement plans and tax returns; sales of electricity; and sales, transportation and handling of fuel. American Electric Power Service Corporation (the "Service Corporation"), a wholly-owned subsidiary of AEP, renders management, advisory, engineering and other similar services at cost to the principal operating companies of the AEP System, including the Company.

                             ELECTION OF DIRECTORS

      Nine directors are to be elected to hold office for one year or until their successors are elected and qualified. The Company has been informed that AEP will nominate, and cast the votes of all of the outstanding shares of Common Stock for, the persons named below. In the event that any of such persons should unexpectedly be unable to stand for election, AEP has informed the Company that it will cast its votes for a substitute chosen by the Board of Directors of the Company and approved by AEP.

      The following brief biographies of the nominees include their ages as of March 15, 2004, an account of their business experience and the names of certain publicly-held corporations of which they are also directors.

         Name             Age            Business Experience
         ----             ---            -------------------

MICHAEL G. MORRIS         57    Elected president and chief executive officer of
                                the Company and AEP in January 2004, chairman of the board in February 2004 and chairman, president and chief executive officer of all of its major subsidiaries in January 2004. From
                                1997 to 2003 was chairman of the board,
                                president and chief executive officer of Northeast Utilities, an unaffiliated electric utility. From 1994 to 1997 was president and chief executive officer of Consumers Power
                                Company and executive vice president and chief operating officer from 1992 to 1994. A director of the Edison Electric Institute, the American
                                Gas Association, Nuclear Electric Insurance
                                Limited, Cincinnati Bell, Inc., Flint Ink and
                                Spinnaker Exploration Co. Mr. Morris is also a
                                Regent of Eastern Michigan University.

JEFFREY D. CROSS          47    Assistant secretary of the Company and of AEP
                                and senior vice president, general counsel, assistant secretary and director of the Service Corporation. Joined the Service
                                Corporation in 1984 as an attorney in the Legal Department, became assistant secretary of certain other AEP System companies in 1987 and assistant general counsel of the Service
                                Corporation in 1994. From 1994 to June 2000, was general counsel of AEP Resources, Inc., an AEP subsidiary, and was named a vice president of AEP Resources in 1996. Became senior vice president and deputy general counsel of the Service Corporation in June 2000 and assumed his present position in January 2002. A director of the Company and assistant secretary and director of certain other AEP System companies.

HENRY W. FAYNE            57    President of the Company, vice president of AEP
                                and executive vice president and director of the Service Corporation. Joined the Service
                                Corporation in 1974, became assistant controller in 1978, controller in 1984, vice president and controller in 1988, senior vice president in 1993, senior vice president-corporate planning and budgeting in 1995, executive vice president-financial services in 1998, executive vice president-finance and analysis in 2000 and assumed his present position in 2001. A director of the Company and president and director of certain other AEP System companies.

THOMAS M. HAGAN           59     Vice president of the Company and executive
                                 vice president-shared services and director of the Service Corporation. Joined the Service
                                 Corporation in 2000 as senior vice president-governmental affairs and assumed his present position in 2002. From 1996-2000 was senior vice president-external affairs of Central and South West Corporation ("CSW"). A director of the Company and vice president and director of certain other AEP System companies.

ARMANDO A. PENA           59     Vice president of the Company and senior vice
                                 president-financial policy of the Service
                                 Corporation. Joined the Service Corporation in
                                 1971, became assistant vice president in 1982, vice president-finance in 1989, senior vice president in 1996, senior vice president-finance, treasurer and chief financial officer in 1998 and assumed his present position in 2003. From 1996-2003 was treasurer of the Company and AEP. A director of the Company and vice president and director of certain other
                                 AEP System companies.

ROBERT P. POWERS          50     Vice president of the Company and executive
                                 vice president-generation and director of the Service Corporation. Joined the Service
                                 Corporation in 1998 as senior vice president-nuclear generation, became senior vice president-nuclear operations in 2000, executive vice president-nuclear generation and technical services in 2001 and assumed his present position in 2003. From 1996-1998 was vice president of Pacific Gas & Electric and plant manager of its Diablo Canyon Nuclear Generating
                                 Station. A director of the Company and vice president and director of certain other AEP
                                 System companies.

THOMAS V. SHOCKLEY, III   58     Vice president of the Company, vice chairman of
                                 AEP and vice chairman and chief operating officer of the Service Corporation. A director of the Company, AEP and the Service Corporation and vice president and director of certain other AEP System companies. Joined the Service
                                 Corporation in 2000 as vice chairman and assumed his present position in 2001. From
                                 1997-2000 was president and chief operating officer of CSW and from 1990-1997 was executive vice president of CSW.

STEPHEN P. SMITH          43    Joined the Service Corporation in 2003 as senior
                                vice president-corporate accounting, planning and strategy. Became treasurer of the Service
                                Corporation and certain other AEP System companies in 2003, director of the Service
                                Corporation and a vice president and director of the Company and certain other AEP System companies in 2004. From November 2000 to
                                January 2003 was president and chief operating officer-corporate services for NiSource. Was senior vice president and deputy chief financial officer of Columbia Energy Group from 1999 to 2000 and senior vice president and chief financial officer of Columbia Gas Transmission
                                Corporation from 1997 to 1999. A director of Natural Resource Partners L.P.

SUSAN TOMASKY             50    Vice president of the Company, vice president,
                                chief financial officer and secretary of AEP, and executive vice president-policy, finance and strategic planning, assistant secretary and director of the Service Corporation. A vice president and director of the Company and of certain other AEP System companies. Joined the Service Corporation in 1998 as senior vice president and general counsel, became executive vice president-legal, policy and corporate communications and general counsel in 2000 and assumed her present position in 2001. From
                                1993-1997 was general counsel of the Federal
                                Energy Regulatory Commission.

      Messrs. Morris, Cross, Fayne, Hagan, Pena, Powers, Shockley and Smith and Ms. Tomasky are directors of AEP Texas Central Company, AEP Texas North Company, Appalachian Power Company, Columbus Southern Power Company, Kentucky Power Company, Public Service Company of Oklahoma and Southwestern Electric Power Company, all of which are direct or indirect subsidiaries of AEP and have one or more classes of publicly held preferred stock or debt securities. Messrs. Morris, Fayne, Hagan, Powers and Shockley and Ms. Tomasky are directors of Indiana Michigan Power Company. Messrs. Morris, Cross, Fayne, Hagan, Pena, Powers, Shockley and Smith and Ms. Tomasky are also directors of AEP Generating Company, another subsidiary of AEP.

                                 OTHER BUSINESS

      Management does not intend to bring any matters before the meeting other than the election of directors and does not know of any matters that will be brought before the meeting by others.

                             EXECUTIVE COMPENSATION

      Certain executive officers of the Company are employees of the Service Corporation. The salaries of these executive officers are paid by the Service Corporation and a portion of their salaries has been allocated and charged to the Company. The following table shows for 2003, 2002 and 2001 the compensation earned from all AEP System companies by the chief executive officer and the four other most highly compensated executive officers (as defined by regulations of the Securities and Exchange Commission) of the Company at December 31, 2003.

                           SUMMARY COMPENSATION TABLE
                                     Annual          Long-Term
                                  Compensation     Compensation
                                                   Awards   Payouts
Name and                                         Securities  LTIP    All Other
Principal                          Salary  Bonus Underlying Payouts Compensation
Position                   Year    ($)(1) ($)(2) Options(#) ($)(3)    ($)(4)
--------                   ----    ------ ------ ------------------ ------------
E. Linn Draper, Jr. -      2003  1,094,192 980,031   -0-      -0-       63,429
 Chairman of the board     2002  1,054,038   -0-   350,000    -0-      135,417
 and chief executive       2001    913,500 682,090   -0-    311,253    123,217
 officer the Company;
 chairman of the board,
 president and chief
 executive officer of
 AEP and the Service
 Corporation; chairman
 of the board and chief
 executive officer of
 other AEP System
 companies

Thomas V. Shockley, III -  2003    667,558 291,475  49,000    -0-       45,845
 Vice president and        2002    642,461  49,116 150,000    -0-      122,141
 director of the Company;  2001    592,269 353,788   -0-     79,781    145,400
 vice chairman and chief
 operating officer of the
 Service Corporation;
 vice chairman of AEP;
 vice president and
 director of other
 AEP System companies

Henry W. Fayne - President 2003    501,923 256,225  25,000    -0-       39,150
 and director of the       2002    481,846  49,116  88,000    -0-       80,830
 Company; executive vice   2001    421,615 305,861   -0-     83,697     75,955
 president and director of
 the Service Corporation;
 vice president of AEP;
 president and director of
 other AEP System companies

Susan Tomasky - Vice       2003    476,827 256,137  25,000    -0-       37,208
 president and director    2002    451,731  49,116  88,000    -0-       79,373
 of the Company;           2001    411,577 300,365   -0-     54,455     73,853
 executive vice
 president-policy, finance
 and strategic planning,
 assistant secretary and
 director of the Service
 Corporation; vice
 president, secretary and
 chief financial officer
 of AEP; vice president
 and director of other AEP
 System companies

Thomas M. Hagan -          2003    421,615 237,850  25,000    -0-       29,326
 Vice president and        2002    345,517   -0-    88,000    -0-       59,976
 director of the Company;
 Executive vice president-
 shared services of the
 Service Corporation;
 vice president and director
 of other AEP System
 companies(5)

____________
(1) Amounts in the Salary column reflect an additional day of pay earned in 2003 and 2002 related to the number of calendar workdays and holidays in each year and AEP's use of bi-weekly pay periods.

(2) Amounts in the Bonus column reflect awards under the Senior Officer Annual Incentive Compensation Plan (SOIP) for 2001 and 2003. Payments pursuant to the SOIP are made in the first quarter of the succeeding fiscal year for performance in the year indicated. No SOIP awards were made for 2002. In addition, Messrs. Fayne and Shockley and Ms. Tomasky received payments of $49,116 each in February 2002 in recognition of their efforts in connection with a management reorganization.

(3) Amounts in the Long-Term Compensation -- Payouts column reflect performance share units earned under the AEP 2000 Long-Term Incentive Plan for three-year performance periods concluding at the end of the year shown. See below under Long-Term Incentive Plans -- Awards in 2003.

(4) Amounts in the All Other Compensation column include (i) AEP's matching contributions under the AEP Retirement Savings Plan and the AEP Supplemental Retirement Savings Plan, a non-qualified plan designed to supplement the AEP Savings Plan; (ii) subsidiary companies director fees; and (iii) imputed interest on a pay advance provided to employees in 2001 impacted by a change in payroll schedule that shifted pay one week in arrears. Detail of the 2003 amounts in the All Other Compensation column is shown below.


                         Dr.     Mr.       Mr.      Ms.      Mr.
Item                     Draper  Shockley  Fayne    Tomasky  Hagan
----                     ------  --------  -----    -------  -------
Savings Plan Matching
Contributions........... $ 5,611  $ 9,000  $ 5,555  $ 5,724  $ 9,050
Supplemental Savings
Plan
Matching Contributions..  39,389   20,895   16,921  15,620     9,826
Subsidiaries Directors
Fees....................  17,400   15,950   16,200  15,400    10,450
Imputed Interest on Pay
Advance.................   1,029     -0-       474     464      -0-

(5) No 2001 compensation information is reported for Mr. Hagan because he was not an executive officer in that year.

                              OPTION GRANTS IN 2003

                                        Individual Grants
                         -------------------------------------------
                         Number of   Percent
                         Securities  of Total
                         Underlying  Options     Exercise            Grant Date
                         Options     Granted to  or Base               Present
                         Granted     Employees    Price   Expiration    Value
                          (#)(1)     In 2002(2)   ($/Sh)    Date       ($)(3)

E. L. Draper, Jr......      -0-         -0-      -0-         --            -0-
T. V. Shockley, III...     49,000       5.3%    27.95     12-10-2013     258,230
H. W. Fayne...........     25,000       2.7%    27.95     12-10-2013     131,750
S. Tomasky............     25,000       2.7%    27.95     12-10-2013     131,750
T. M. Hagan...........     25,000       2.7%    27.95     12-10-2013     131,750
____________
(1) Options were granted on December 10, 2003 to the executive officers named in the Summary Compensation Table, other than Dr. Draper, pursuant to the AEP Long-Term Incentive Plan. All options granted on December 10, 2003 have an exercise price of $27.95, which is equal to the closing price of AEP Common Stock on the New York Stock Exchange on that date. All options granted in 2003 will vest in three approximately equal annual amounts beginning on January 1, 2005. These options also fully vest upon termination due to retirement no sooner than one year following the grant date or due to death. In the above circumstances, these options will expire on the earlier of five years from the date of termination or death, or the original expiration. All AEP stock options may also vest as the result of a change-in-control of AEP (see discussion of the Change-in-Control Agreements on page 11) and expire upon termination of employment for reasons other than retirement, disability or death, unless the Human Resources Committee determines that circumstances warrant continuation of the options for up to five years. Options are nontransferable.

(2) A total of 927,400 options were granted in 2003.

(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of AEP's Common Stock at a future date.


Significant assumptions for the grant on December 10, 2003 are shown below:

     Stock Price Volatility      27.51%    Dividend Yield   4.84%
     Risk-Free Rate of Return     3.93%    Option Term      7 years


         AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

            Shares
            Acquired
            on       Value      Number of Securities     Value of Unexercised
            Exercise Realized  Underlying Unexercised        In-The-Money
Name          (#)      ($)     Options at 12-31-02(#)   Options at 12-31-02($)
----        -------- --------  ----------------------   ----------------------
                             Exercisable Unexercisable Exercisable Unexercisable
E. L.
Draper, Jr.     --      --     466,666        583,334     -0-       $1,207,500

T. V.
Shockley, III   --      --     166,666        282,334     -0-       $  642,940

H. W. Fayne     --      --     133,333        179,667     -0-       $  367,600

S. Tomasky      --      --      41,666        133,834     -0-       $  367,600

T. M. Hagan     --      --     133,333        179,667     -0-          367,600

____________
* Based on the difference between the closing price of AEP Common Stock on the New York Stock Exchange on December 31, 2003 ($30.51) and the option exercise price. "In-the-money" means the market price of the stock is greater than the exercise price of the option on the date indicated.

                  LONG-TERM INCENTIVE PLANS - AWARDS IN 2003

      The performance share units set forth in the tables below were awarded in January 2003 and December 2003, respectively, pursuant to AEP's 2000 Long-Term Incentive Plan. Performance share units are equivalent to shares of AEP Common Stock. Dividends are reinvested in additional performance share units for the same performance and vesting period using the closing price of the AEP Common Stock on the dividend payment date. The value of the January 2003 performance share unit awards is dependent on the Company's total shareholder return for the applicable performance period relative to the S&P electric utilities, the market price of AEP Common Stock at the end of the performance period, the value of dividends paid during the performance period and the AEP Common Stock price on each dividend payment date. The value of the December 2003 performance share unit awards is dependent on AEP's earnings per share target versus a target established by the Human Resources Committee in addition to each of the factors described above. The number of performance share units earned can vary between 0% and 200% of the initial award plus reinvested dividends.

      The number of common stock equivalent units that may be earned at threshold, target and maximum performance levels, excluding any reinvested dividends, is shown in the table below. The Human Resources Committee may, in its discretion, reduce the number of performance share unit targets otherwise earned. In accordance with the performance goals established for the periods set forth below, the threshold, target and maximum awards are equal to 20%, 100% and 200%, respectively, of the performance share unit awards.

      Deferral of earned performance share units into phantom stock units (equivalent to shares of AEP Common Stock) is mandatory until the officer has met his or her stock ownership requirements discussed in the Human Resources Committee Report on Executive Compensation. Once their stock ownership requirement is met, officers may elect to continue to defer earned performance share units or to receive subsequently earned awards in cash and/or Common Stock once their stock ownership requirement is met.


                               JANUARY 2003 AWARD

                                              Estimated Future Payouts of
                                             Performance Share Units Under
                                              Non-Stock Price-Based Plan
                                         --------------------------------------
                               Performance
                   Number of   Period Until
                   Performance  Maturation    Threshold    Target    Maximum
    Name           Share Units  or Payout       (#)         (#)        (#)
    ----           ----------- -----------      ---         ---        ---
E.L. Draper, Jr.   40,236       2003-2005      8,047       40,236    80,472
T.V. Shockley, III 15,956       2003-2005      3,191       15,956    31,912
H.W. Fayne         11,074       2003-2005      2,215       11,074    22,148
S. Tomasky         10,520       2003-2005      2,104       10,520    21,040
T.M. Hagan          9,302       2003-2005      1,860        9,302    18,604


                             DECEMBER 2003 AWARD(1)

                                              Estimated Future Payouts of
                                             Performance Share Units Under
                                              Non-Stock Price-Based Plan
                                         --------------------------------------
                               Performance
                   Number of   Period Until
                   Performance  Maturation    Threshold    Target    Maximum
    Name           Share Units  or Payout       (#)         (#)        (#)
    ----           ----------- -----------      ---         ---        ---
E.L. Draper, Jr.      -0-       12/10/03-       -0-         -0-        -0-
                                12/31/04
T.V. Shockley, III   41,400     12/10/03-       8,280      41,400    82,800
                                12/31/04
H.W. Fayne           21,200     12/10/03-       4,240      21,200    42,400
                                12/31/04
S. Tomasky           21,200     12/10/03-       4,240      21,200    42,400
                                12/31/04
T.M. Hagan           21,200     12/10/03-       4,240      21,200    42,400
                                12/31/04

____________
   (1) Any performance shares earned for the December 2003 award will vest on December 31, 2006.

                               RETIREMENT BENEFITS

      AEP maintains qualified and nonqualified defined benefit ERISA pension plans for eligible employees. The tax-qualified plans are the American Electric Power System Retirement Plan (AEP Retirement Plan) and the Central and South West Corporation Cash Balance Retirement Plan (CSW Cash Balance Plan). The nonqualified plans are the American Electric Power System Excess Benefit Plan (AEP Excess Benefit Plan) (together with the AEP Retirement Plan, the AEP Plans) and the Central and South West Corporation Special Executive Retirement Plan (CSW SERP) (together with the CSW Cash Balance Plan, the CSW Plans), each of which provides (i) benefits that cannot be payable under the respective tax-qualified plans because of maximum limitations imposed on such plans by the Internal Revenue Code and (ii) benefits pursuant to individual agreements with certain AEP employees. The CSW Plans continue as separate plans for those AEP System employees who were participants in the CSW Cash Balance Plan as of December 31, 2000. Each of the executive officers named in the Summary Compensation Table (other than Mr. Shockley and Mr. Hagan) participates in the AEP Plans. Mr. Shockley and Mr. Hagan participate in the CSW Plans.

      The benefit formula generally used to calculate benefit additions under the pension plans for all plan participants (including the executive officers named in the Summary Compensation Table) is a cash balance formula. When the cash balance formula was added to each plan, an opening balance was established for employees then participating under each plan's prior benefit formula (as further described below), using a number of factors as set forth in the appropriate plan. Under the cash balance formula, each participant has an account established (for record keeping purposes only) to which dollar amount credits are allocated each year based on a percentage of the participant's eligible pay not in excess of $1,000,000. The applicable percentage is determined by the participant's age and years of vesting service as of December 31 of each year (or as of the participant's termination date, if earlier). The following table shows the applicable percentage used to determine the annual dollar amount credits based on the sum of age and years of service indicated:

                   Sum of Age Plus      Applicable
                   Years of             Percentage
                   Service

                   Less than 30            3.0%
                   30-39                   3.5%
                   40-49                   4.5%
                   50-59                   5.5%
                   60-69                   7.0%
                   70 or more              8.5%

      All dollar amount balances in the cash balance accounts of participants earn a fixed rate of interest that is also credited annually. The interest rate for a particular year is the Applicable Interest Rate set in accordance with
Section 417(e)(3)(A)(ii) of the Internal Revenue Code and is currently the average interest rate on 30-year Treasury securities for the month of November of the prior year. For 2003, the interest rate was 4.96%. Interest continues to be credited as long as the participant's balance remains in the plan.

      The CSW SERP also provides that the cash balance account of participants who at termination of employment hold the office of Vice President or higher of an employer participating in the CSW Plans will be no less than (i) the sum of the Applicable Percentages from the foregoing table generally for each year that the participant earned credited service under the CSW Cash Balance Plan, multiplied by (ii) the participant's final average pay. "Final average pay" generally is the average annual compensation (consisting of the following amounts when paid: wages as reported in the Salary column of the Summary Compensation Table and that the portion of the Bonus column attributable to the Senior Officer Annual Incentive Compensation Plan, which is described in the Human Resources Committee Report on Executive Compensation under the heading, Annual Incentive) during the 36 consecutive months of highest pay during the 120 months prior to retirement.

      Under the cash balance formula, an amount equal to the vested balance (including tax-qualified and nonqualified benefits) then credited to the account is payable to the participant in the form of an immediate or deferred lump-sum or an annuity or, with respect to the nonqualified benefits, in installments. Benefits (from both the tax-qualified and nonqualified plans) under the cash balance formula are not subject to reduction for Social Security benefits or other offset amounts, except that Dr. Draper has an individual agreement which provides that his supplemental retirement benefits are reduced by pension entitlements, if any, from plans sponsored by prior employers. The estimated annual benefit that would be payable as a single life annuity under the cash balance formula to each of the executive officers named in the Summary Compensation Table at age 65 is:

                            Annual
     Name                   Benefit
     ----                  --------
     E. L. Draper, Jr.     $536,200
     T. V. Shockley, III    218,400
     H. W. Fayne            263,300
     S.Tomasky              296,500
     T. M. Hagan            112,400

      These amounts are based on the following assumptions:

o The amounts shown in the Salary column of the Summary Compensation Table are used for calendar year 2003 and all subsequent years, assuming no salary changes. The portion of the Bonus column attributable to the Senior Officer Annual Incentive Compensation Plan is used for 2004 and annual incentive awards at the 2003 target level (as further described in the Human Resources Committee Report on Executive Compensation under the heading Annual Incentive on page 13) are used for all subsequent years beyond 2004. For Dr. Draper, the annual salary rate reflected in the Salary column for calendar year 2003 is used for the period from January 1, 2004 through April 30, 2004, the approximate date as of which he is expected to retire.

o Conversion of the lump-sum cash balance to a single life annuity at age 65, based on an interest rate of 5.12% and the 1994 Group Annuity Reserving Table published by the Internal Revenue Service.

o Dr. Draper and Ms. Tomasky have individual agreements with AEP that credit them with years of service in addition to their years of service with AEP as follows: Dr. Draper, 24 years; and Ms. Tomasky, 20 years. As mentioned above, the agreement for Dr. Draper provides that his supplemental retirement benefits are reduced by pension entitlements, if any, from plans sponsored by prior employers.

      In addition, employees who have continuously participated in the AEP Plans since December 31, 2000 remain eligible for a pension benefit using the final average pay formula that was in place before the implementation of the cash balance formula described above. Employees that are eligible for both formulas will receive their benefits under the formula that provides the higher benefit, given the participant's choice of the form of benefit (single life annuity, lump sum, etc.). Participants that remain eligible to receive the final average pay formula will continue to accrue pension benefits under that formula until December 31, 2010, at which time each participant's final average pay benefit payable at the participant's normal retirement age (the later of age 65 or 5 years of service) will be frozen and unaffected by the participant's subsequent service or compensation. After December 31, 2010, each participant's frozen final average pay benefit will be the minimum benefit a participant can receive from the AEP Plans at the participant's normal retirement age.

      Final average pay under the AEP Plans is computed using the highest average 36 consecutive months of the salary and bonus out of the participant's most recent 10 years of service. The information used to compute the final average pay benefit for executive officers named in the Summary Compensation Table above, other than Mr. Shockley and Mr. Hagan, is consistent with that shown in the Salary column of the Summary Compensation Table and that portion of the Bonus column attributable to the Senior Officer Annual Incentive Compensation Plan.

      The following table shows the approximate annual annuities that would be payable to executive officers and other management employees under the final average pay formula of the AEP Plans, assuming termination of employment on December 31, 2003 after various periods of service and with benefits commencing at age 65.


                          AEP PLANS PENSION PLAN TABLE
                           Years of Accredited Service
                -------------------------------------------------------------
                -------------------------------------------------------------
Highest Average
Annual Earnings      15       20       25         30         35         40
--------------- -------------------------------------------------------------
 $  400,000       $ 92,850 $123,800 $154,750 $  185,700 $  216,650 $  243,250
    500,000        116,850  155,800  194,750    233,700    272,650    305,900
    600,000        140,850  187,800  234,750    281,700    328,650    368,850
    800,000        188,850  251,800  314,750    377,700    440,650    493,150
  1,000,000        236,850  315,800  394,750    473,700    552,650    619,450
  1,200,000        284,850  379,800  474,750    569,700    664,650    744,650
  2,000,000        476,850  635,800  794,750    953,700  1,112,650  1,245,650
  2,500,000        596,850  795,800  994,750  1,193,700  1,392,650  1,558,900

      The amounts shown in the table are the straight life annuities payable under the final average pay formula of the AEP Plans without reduction for any optional features that may be elected at the participant's expense. Retirement benefits listed in the table are not subject to any further deduction for Social Security or other offset amounts. The retirement annuity is reduced 3% per year for each year prior to age 62 in the event of a termination of employment after age 55 and the participant's election to commence benefits between ages 55 and
62. If an employee terminates employment after age 55 and commences benefits at or after age 62, there is no reduction in the retirement annuity.

      Under the AEP Plans, as of December 31, 2003, for the executive officers named in the Summary Compensation Table (except for Mr. Shockley and Mr. Hagan as discussed below in connection with the CSW Plans), the number of years of service applicable for the final average pay formula were as follows: Dr. Draper, 35.9 years; Mr. Fayne, 29.1 years; and Ms. Tomasky, 25.5 years. The years of service for Dr. Draper and Ms. Tomasky include years of service provided by their respective agreements with AEP as described above in connection with the cash balance formula. The agreement for Dr. Draper provides that his supplemental retirement benefits are reduced by pension entitlements, if any, from plans sponsored by prior employers.

      Under the CSW Plans, certain employees who were 50 or over and had completed at least 10 years of service as of July, 1997, remain eligible for benefits under the prior pension formulas that are based on career average pay and final average pay. Of the executive officers named in the Summary Compensation Table, Mr. Shockley and Mr. Hagan are eligible to participate in the CSW Plans and have a choice upon their termination of employment to elect their benefit based on the cash balance formula or the prior pension formulas.

      The following table shows the approximate annual annuities that would be payable to employees in certain higher salary classifications under the prior benefit formulas provided through the CSW Plans, assuming termination of employment on December 31, 2003 after various periods of service and with benefits commencing at age 65, and prior to reduction by up to 50 percent of the participant's Social Security benefit.

                     CSW PLANS PENSION PLAN TABLE
                     Years of Accredited Service
              -----------------------------------------
              -----------------------------------------
  Highest
  Average
  Annual                                         30 or
  Earnings        15        20         25        more
-----------   -----------------------------------------
$   400,000   $100,000   $133,333   $166,667   $200,000
    500,000    125,000    166,667    208,333    250,000
    600,000    150,000    200,000    250,000    300,000
    700,000    175,000    233,333    291,667    350,000
    800,000    200,000    266,667    333,333    400,000
    900,000    225,000    300,000    375,000    450,000
  1,000,000    250,000    333,333    416,667    500,000
  1,200,000    300,000    400,000    500,000    600,000

      Under the CSW Plans, the annual normal retirement benefit payable from the final average pay formula is based on 1-2/3% of "Average Compensation" times the number of years of credited service (up to a maximum of 30 years), reduced by no more than 50 percent of the participant's age 62 or later Social Security benefit and then adjusted annually based on changes in the consumer price index. "Average Compensation" equals the average annual compensation, reported as Salary in the Summary Compensation Table, during the 36 consecutive months of highest pay during the 120 months prior to retirement. Mr. Shockley and Mr. Hagan each have an agreement entered into with CSW prior to its merger with AEP under which each is entitled to a retirement benefit that will bring his credited years of service to 30 if he remains employed with AEP until age 60 or thereafter. Mr. Shockley's years of credited service and age, as of December 31, 2003, are 20 and 58. Mr. Hagan's years of credited service and age, as of December 31, 2003, are 23 and 59.

      In addition to the benefits described above, Mr. Fayne is the only executive officer named in the Summary Compensation Table who is eligible for certain supplemental retirement benefits if his pension benefits are adversely affected by amendments to the AEP Retirement Plan made as a result of the Tax Reform Act of 1986. Such benefits, if any, will be equal to any reduction occurring because of such amendments. If Mr. Fayne's employment had terminated by December 31, 2003, he would not be eligible for any additional annual supplemental benefit.

      AEP also made available a voluntary deferred-compensation program in 1986, which permitted certain members of AEP System management to defer receipt of a portion of their salaries. Under this program, a participant was able to annually defer up to 10% of his or her salary over a four-year period, and receive supplemental retirement or survivor benefit payments over a 15-year period. The amount of supplemental retirement payments received is dependent upon the amount deferred, age at the time the deferral election was made, and number of years until the participant retires. Mr. Fayne is the only executive officer named in the Summary Compensation Table who participated in this program. He deferred $9,000 of his salary annually over a four-year period and, as a result, qualified for supplemental retirement payments of $95,400 per year for fifteen years assuming he would retire at age 65.

                          CHANGE-IN-CONTROL AGREEMENTS

      AEP has change-in-control agreements with its executives, including all of the executive officers named in the Summary Compensation Table. If there is a "change-in-control" of AEP and the executive officer's employment is terminated
(i) by AEP without "cause" or (ii) by the officer because of a detrimental change in responsibilities, a required relocation or a reduction in salary or benefits, these agreements provide for:

o A lump sum payment equal to three times the officer's annual base salary plus target annual incentive under the Senior Officer Annual Incentive Compensation Plan.

o Maintenance for a period of three additional years of all medical and dental insurance benefits substantially similar to those benefits to which the officer was entitled immediately prior to termination, reduced to the extent comparable benefits are otherwise received.

o Outplacement services not to exceed a cost of $30,000 or use of an office and secretarial services for up to one year.

o Three years of service credited for purposes of determining non-qualified retirement benefits, with such credited service proportionately reduced to zero if termination occurs between ages 62 and 65.

o  Payment, if required, to make the officer whole for any excise tax imposed by
   Section 4999 of the Internal Revenue Code.

   Under these agreements, "change-in-control" means:

o The acquisition by any person of the beneficial ownership of securities representing 25% or more of AEP's voting stock;

o A change in the composition of a majority of the Board of Directors under certain circumstances within any two-year period; or

o Approval by the shareholders of the liquidation of AEP, disposition of all or substantially all of the assets of AEP or, under certain circumstances, a merger of AEP with another corporation.

      In addition to the change-in-control agreements described above, the American Electric Power System 2000 Long-Term Incentive Plan authorizes the Human Resources Committee to include change-in-control provisions in an award agreement (defined in a manner similar to the change-in-control agreements described above). Such provisions may include one or more of the following: (1) the acceleration or extension of time periods for purposes of exercising, vesting in or realizing gains from any award; (2) the waiver or modification of performance or other conditions related to the payment or other rights under an award; (3) provision for the cash settlement of an award for an equivalent cash value; and (4) modification or adjustment to the award as the Human Resources Committee deems appropriate to protect the interests of participants upon or following a change-in-control. The outstanding award agreements issued to the executive officers contain provisions that accelerate the vesting and exercise dates of unexercised options and that offer a cash settlement upon a change-in-control.

      The AEP Excess Benefit Plan also provides that all accrued supplemental retirement benefits become fully vested upon a change-in-control.

             HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      AEP's Human Resources Committee regularly reviews executive compensation policies and practices and evaluates the performance of management in the context of AEP's performance. None of the members of the Committee is or has been an officer or employee of any AEP System company or receives remuneration from any AEP System company in any capacity other than as a director. In addition, each of the current members of the Human Resources Committee has been determined to be independent by the Board of Directors in accordance with SEC and New York Stock Exchange rules.

      The Human Resources Committee recognizes that the executive officers are charged with managing a large and diverse energy company during difficult times and a volatile business environment for the industry.

      AEP's executive compensation program is designed to maximize shareholder value, to support the implementation of AEP's business strategy and to improve both corporate and personal performance. The Human Resources Committee's compensation policies supporting this program are:

o To pay in a manner that motivates both short- and long-term performance, focuses on meeting specified corporate goals and promotes the long-term interests of shareholders.

o To place a significant amount of compensation for senior executives at risk in the form of variable incentive compensation instead of fixed or base pay, with much of this risk similar to the risk experienced by other AEP shareholders.

o To establish compensation opportunities that enhance AEP's ability to attract, retain, reward, motivate and encourage the development of exceptionally knowledgeable, highly qualified and experienced executives.

o To target compensation levels that are reflective of current market practices in order to maintain a stable and successful management team.

      In carrying out its responsibilities, the Human Resources Committee has hired a nationally recognized independent consultant to provide information on current trends in executive compensation and benefits within the energy services industry and among U.S. industrial companies in general, and to provide recommendations to the Human Resources Committee regarding AEP's compensation and benefits programs and practices.

      The Human Resources Committee annually reviews AEP's executive compensation program and practices relative to a Compensation Peer Group comprised of companies that represent the talent markets from which AEP must compete to attract and retain executives. The Human Resources Committee annually reviews and adjusts the composition of the Compensation Peer Group to ensure that it provides appropriate compensation comparisons. For 2003, the Compensation Peer Group consists of 12 large and diversified energy services companies, plus 12 Fortune 500 companies, which, taken as a whole, approximately reflect AEP's size, scale, business complexity and diversity. The Human Resources Committee generally uses median compensation information of the Compensation Peer Group as its benchmark but does consider other comparisons, such as industry-specific compensation surveys, when setting pay levels.

Stock Ownership Guidelines

      The Human Resources Committee believes that linking a significant portion of an executive's current and potential future net worth to AEP's success, as reflected in the stock price and dividends paid, gives the executive a stake similar to that of AEP's shareholders and further encourages long-term management strategies for the benefit of shareholders. Therefore, the Human Resources Committee maintains stock ownership targets for senior managers who receive performance share awards, described below, in order to further align executive and shareholder interests.

      AEP's target ownership levels are directly related to the officer's corporate position, with the greatest ownership target assigned to the chief executive officer. The stock ownership targets in effect for 2003 for the executive officers named in the Summary Compensation Table were as follows:
Chief Executive Officer (CEO), 45,000 shares; Chief Operating Officer (COO), 20,000 shares; and other executive officers, 15,000 shares each.

      Effective January 1, 2004 new stock ownership targets were assigned to executive officers as follows: CEO, 109,300 shares; COO, 52,700 shares; and other executive officers, 35,300 shares each. Executives are expected to achieve both their previous and new ownership target within five years of the date each was assigned. Common Stock equivalents resulting from deferred compensation and contributions to the AEP System Retirement Savings Plan and the AEP System Supplemental Retirement Savings Plan are included in determining compliance with the stock ownership targets. AEP's ownership targets reflect the minimum total stock ownership each executive is expected to achieve within the specified five-year period and, therefore, all AEP common stock and stock equivalents are counted towards all ownership targets simultaneously. Dr. Draper, Mr. Fayne and Mr. Shockley have met their previous stock ownership guidelines. Ms. Tomasky and Mr. Hagan are expected to reach their previous stock ownership target by January 2005. It is too soon to reliably forecast when executive officers will achieve their new ownership targets. See the table on page 15 for actual ownership amounts.

Components of Executive Compensation

      Base Salary. When reviewing base salaries, the Human Resources Committee considers the pay practices of its Compensation Peer Group; the responsibilities, performance, and experience of each executive officer; reporting relationships; management recommendations; and the relationship of the base salaries of executive officers to the base salaries of other AEP employees. Base salaries are reviewed annually and adjusted, when and as appropriate, to reflect individual and corporate performance and changes within the Compensation Peer Group.

      Base salary levels in 2003 for the CEO and the other executive officers of AEP named in the Summary Compensation Table approximated the median of AEP's Compensation Peer Group consistent with AEP's policy to target the salaries of executive officers at that level and to place more emphasis on incentive compensation. For 2003, base pay represented less than one-third of the 2003 compensation opportunity for executive officers when annual and long-term incentive compensation is included (presuming target performance levels were achieved).

      Annual Incentive. The primary purpose of annual incentive compensation is to motivate senior management to meet and exceed annual objectives that are part of AEP's strategic plan for maximizing shareholder value. The annual Senior Officer Incentive Compensation Plan (SOIP) provides a variable, performance-based annual incentive as part of total compensation for executive officers.

      SOIP participants are assigned an annual target award expressed as a percentage of their base earnings for the period. For 2003 the Human Resources Committee established SOIP targets as follows: Dr. Draper, 100%; Mr. Shockley, 65%; and the other executive officers named in the compensation table, 60%.

      SOIP awards for 2003 were based on the following pre-established performance measures:

o     Earnings Per Share (25%),

o     Operations and Maintenance Expense vs. Budget (25%),

o     Financial Credit Quality (25%), and

o     Annual strategic objectives (25%), which include:

      o    Workforce Safety (15%), and

      o    Workforce Diversity (10%).

      Actual awards for 2003 could have varied from 0% to 190% of the target award based on performance. The maximum award was based on a maximum payout of 200% of target for each of the performances measures described above, except for Workforce Diversity, which had a maximum payout of 100% of target. Annual incentive payments are subject to adjustment at the discretion of the Human Resources Committee.

      For 2003, the above performance measures produced an aggregate award score of 103.8% of each employee's target award for the SOIP. The Human Resources Committee reduced the aggregate award score to a level that it believes more appropriately reflects the 2003 performance of AEP and allocated the resulting award pool among executive officers based on individual award recommendations from Dr. Draper and Mr. Morris. The amounts earned for 2003 are shown for the executive officer listed in the Summary Compensation Table on page 5.

      Long-Term Incentive. The primary purpose of longer-term, equity-based, incentive compensation is to motivate senior managers to maximize shareholder value by linking a portion of their compensation directly to shareholder return.

      Long-term incentive awards to executive officers are made under the shareholder-approved American Electric Power System 2000 Long-Term Incentive Plan. This plan provides various types of long-term incentives and performance measures from which the Human Resources Committee may select to provide the most effective incentives to AEP management for achievement of AEP's strategies and goals. In 2003, the Human Resources Committee awarded long-term incentive compensation to executive officers as described below.

Stock Options

      The Human Resources Committee considers stock options to be an appropriate component of AEP's total compensation package for executive officers and anticipates that it will continue to make prudent use of stock options for executive officers and other selected employees in the future. For 2003 the Human Resources Committee did, however, rebalance the mix of stock options and performance shares in AEP's long-term incentive program by reducing the proportion of stock options and thereby increasing the emphasis on performance shares. The Human Resources Committee believes this change was necessary to better reflect AEP's changing business objectives and external market compensation practices for executive officers and other management employees.

      The Human Resources Committee periodically establishes guidelines for stock option awards for each executive officer level. These guidelines are established at levels that, in combination with the other components of AEP's executive compensation program, provide compensation that approximates the median of AEP's Compensation Peer Group for each officer level. The Human Resources Committee also considers each executive officer's current performance and potential future contribution to AEP in determining the number of stock options to grant to each executive officer. Accordingly, in 2003, the Human Resources Committee granted the number of stock options to the executive officers shown in the Summary Compensation Table on page xx. Due to Dr. Draper's announcement of his planned retirement, he did not receive stock options as part of this award cycle.

Performance Shares

      The Human Resources Committee has annually granted target performance share awards to senior AEP management for the three-year performance period beginning January 1st of the current year. Performance share awards are earned based on AEP's subsequent three-year total shareholder return measured relative to the S&P electric utility index with at least median performance required to earn the target award. The value of performance share awards ultimately earned for a performance period can range from 0%-200% of the target value plus accumulated dividends. In January 2003, the Human Resources Committee established targets equal to the same percentages of base salaries as those for the SOIP, as previously described.

      Payments of earned performance share awards are initially deferred in the form of phantom stock units (equivalent to shares of AEP Common Stock) until the participant has met his or her stock ownership target. Such deferrals continue until at least their termination of employment. Once participants reach their respective stock ownership target, they may then elect either to defer subsequent awards into AEP's deferred compensation plan, which offers returns equivalent to various market based investment options including AEP stock equivalents, or to receive further earned performance share awards in cash and/or Common Stock.

      AEP's total shareholder return for the 2001-2003 performance period ranked 20th relative to the S&P peer utilities, which falls below the minimum level required for an award payout. Therefore, no performance shares were awarded for the three-year period ending December 31, 2003.

      In December 2003 the Human Resources Committee granted performance share awards to executive officers and other selected management employees in lieu of its normal January 2004 performance share awards. The number of performance shares awarded reflects the increased emphasis on performance shares and reduced emphasis on stock options approved by the Human Resources Committee for new awards. These performance shares are earned in equal parts based on (i) AEP's subsequent total shareholder return measured relative to the S&P electric utility index from the grant date through December 31, 2004, with at least median performance required to earn the target award; and (ii) AEP's earnings per share performance relative to a 2004 earnings target established by the Human Resources Committee. The value ultimately earned from these performance share awards can range from 0%-200% of the target value plus accumulated dividends. Vesting of these performance share awards is generally subject to continued employment through December 31, 2006. In October 2003, the Human Resources Committee established target performance share awards for the COO and Executive Vice-Presidents listed in the Summary Compensation Table as 41,400 and 21,200 performance shares, respectively. Due to Dr. Draper's expected retirement he did not receive performance shares as part of this award cycle.

      A further description of performance share awards is shown under Long-Term Incentive Plans - Awards in 2003 on page 7.

Tax Policy On Deductibility Of Compensation

      The Human Resources Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which provides a limit on the deductibility of compensation in excess of $1,000,000 paid in any year to AEP's chief executive officer or any of its other four executive officers named in the Summary Compensation Table who are serving as such at the end of the year. It is the Human Resources Committee's intention to qualify incentive compensation for tax deductibility under Section 162(m) to the extent that this objective is consistent with sound executive compensation principles.

      Award payments under the AEP 2000 Long-Term Incentive Plan have been structured to be exempt from the deduction limit because they are made pursuant to a shareholder-approved, performance-driven plan.

      Award payments under the SOIP are not eligible for the performance-based exemption and the deduction limit does apply to such awards. However, because Dr. Draper is contributing to the savings program and has elected to defer his annual incentive awards to dates past his retirement from AEP (providing an exemption from the deduction limit), the Human Resources Committee has not deemed it necessary at this time to qualify compensation paid pursuant to the SOIP for deductibility under Section 162(m). The Human Resources Committee may decide to do so in the future.

      No executive officer named in the Summary Compensation Table had taxable compensation paid in 2003 in excess of the deduction limit and all such compensation was fully deductible. The Human Resources Committee intends to continue to evaluate the impact of this Code restriction.

      Human Resources Committee Members
      John P. DesBarres, Chair
      Robert W. Fri
      William R. Howell

              SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of January 1, 2004 for all nominees to the Board of Directors, each of the persons named in the Summary Compensation Table and all such directors and executive officers as a group. Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP Common Stock and stock-based units of AEP set forth across from his or her name. Fractions of shares and units have been rounded to the nearest whole number.
                                                        Options
                                                      Exercisable
                                              Stock     Within
           Name                Shares        Units(a)   60 Days      Total
           ----                ------        --------   -------     -------
J. D. Cross................   2,712(b)           468     44,667      47,847
E. L. Draper, Jr...........   5,693(b)       125,233    816,666     947,592
H. W. Fayne................   6,844(b)        13,143    229,333     249,320
T. M. Hagan................  14,110(b)           149     91,833     106,092
M. G. Morris............... 300,000(g)          --        --        300,000
A. A. Pena.................   6,817(b)         6,576     71,666      85,059
R. P. Powers...............     632(b)         1,378    139,033     141,043
T. V. Shockley, III........  45,323(b)(d)(e)    --      300,000     345,323
S. P. Smith................   -0-              -0-        -0-         -0-
S. Tomasky.................   1,967(b)         6,502    229,333     237,802
All directors, nominees and
  executive officers as a group
(10 persons).............   384,098(f)       153,449  1,922,531   2,460,078

____________
(a) This column includes amounts deferred in stock units and held under AEP's various director and officer benefit plans.
(b) Includes the following numbers of share equivalents held in the AEP Retirement Savings Plan: Mr. Cross, 2,712; Dr. Draper, 4,938; Mr. Fayne, 6,152; Mr. Hagan, 3,617; Mr. Pena, 5,109; Mr. Powers, 632; Mr. Shockley, 7,530; Ms. Tomasky, 1,967; and all directors and executive officers as a group, 32,657.
(c) Includes the following numbers of shares held in joint tenancy with a family member: Dr. Draper, 755.
(d) Does not include, for Messrs. Fayne and Shockley and Ms. Tomasky, 85,231 shares in the American Electric Power System Educational Trust Fund over which Messrs. Fayne and Shockley and Ms. Tomasky share voting and investment power as trustees (they disclaim beneficial ownership). The amount of shares shown for all directors and executive officers as a group includes these shares.
(e) Includes the following numbers of shares held by family members over which beneficial ownership is disclaimed: Mr. Shockley, 496.
(f) Represents less than 1% of the total number of shares outstanding.
(g) Consists of restricted shares with different vesting schedules.

                       MEETINGS OF THE BOARD OF DIRECTORS

      Regular meetings of the Board of Directors were held once each month during the year. In addition, the Board of Directors holds special meetings from time to time as required. During 2003, the Board held twelve regular meetings.

      Directors of the Company receive a fee of $50 for each meeting of the Board of Directors attended in addition to their salaries.

      The Board of Directors of the Company has no committees.

                              INDEPENDENT AUDITORS

      The public accounting firm of Deloitte & Touche LLP has been selected as the independent auditors of the Company for the year 2004.

      A representative of Deloitte & Touche LLP will not be present at the meeting unless prior to the day of the meeting the Secretary of the Company has received written notice from a stockholder addressed to the Secretary at 1 Riverside Plaza, Columbus, Ohio 43215, that such stockholder will attend the meeting and wishes to ask questions of a representative of the firm.

      Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2002, and fees billed for other services rendered by Deloitte & Touche LLP during those periods. While the Company has neither an Audit Committee nor pre-approval procedures, AEP's Audit Committee pre-approval procedures are applicable to the Company. Deloitte & Touche LLP also provides professional and other services, the cost of which may allocated to the Company but is not directly billed to the Company.

                                                 2002           2003
                                                 ----           ----
Audit Fees(1).......................         $   434,900    $   308,800
Audit-Related Fees..................               -0-            -0-
Tax Fees(2).........................              54,000        371,000
All Other Fees......................               -0-            -0-
                                             -----------    -----------
      TOTAL.........................         $   488,900    $   896,000
____________
(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2) Tax fees consisted principally of tax compliance, tax advice and tax planning.

AEP's Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

      AEP's Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the AEP Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The AEP Audit Committee may also pre-approve particular services on a case-by-case basis. All Deloitte & Touche LLP fees incurred after April 22, 2003 (the date this policy was adopted by the AEP Audit Committee) were pre-approved by the AEP Audit Committee.

                                                   TIMOTHY A. KING,
                                                         Secretary


March 23, 2004